Exhibit 10.1

MADE THIS 10th November 2025

BETWEEN

TREASURE GLOBAL INC

(Registration No.7908921)

(“the Company”)

AND

The person with particular in Section 3 of the First Schedule (“the Service Provider”)

SERVICE AGREEMENT

THIS SERVICE AGREEMENT (“the Agreement”) is made on the date stipulated in Section 1 of the First Schedule (“the Agreement Date”).

BETWEEN

The Party whose name and particulars are set out in Section 2 of the First Schedule hereto (“the Company”) of the one part.

AND

The Party whose name and particulars are set out in Section 3 of the First Schedule hereto (“the Service Provider”) of the other part.

[the Company and Service Provider are hereinafter individually referred as the “Party” and collectively referred as the “Parties”]

RECITALS:

(A)	The Company is in the business of, amongst others, the business of information technology services.

(B)	The Service Provider is in the business of, amongst others, R&D, internet technology development, database services, database management, application, services and turnkey solutions on the software development in various aspects, including customisation, software design layout, creative media platform development, one stop management (including apply licenses and company incorporation) and related services and work product.

(C)	In view of the expansion and in consideration of the Service Provider’s skills, experience and expertise, the Company is desirous to enter into a contract with the Service Provider to appoint the Service Provider for the provisions of the Statement of Work (as hereinafter defined). At the request of the Company, the Service Provider agrees to provide certain Services and descried in the Statement of Work (as hereinafter defined) to the Company subject to the terms and conditions hereinafter contained.

NOW THEREFORE, in consideration of the mutual rights and obligations hereunder, the Parties mutually agree as follows:

1.	DEFINITIONS

1.1	in this Agreement and the Schedules, unless the contrary intention appears, defined terms used in this Agreement have the meanings ascribed in Second Schedule – Glossary of Terms. Other terms used in this Agreement are defined in context in which they are used and shall have the meanings indicated therein.

2.	INTERPRETATION

2.1	Headings and subheadings in this Agreement are inserted for convenience of reference only and:

(a)	shall not be taken, read or construed as essential parts of this Agreement;

(b)	shall not affect the interpretation and construction of the provisions to which they refer to: and

(c)	shall not limit or extend the language of the provisions to which they refer to.

2.2	References herein to Recitals and Clauses are to be construed as references to recitals and clauses in this Agreement unless otherwise stated. The words “herein”, “hereof”, “hereunder”, “hereto” or “hereafter” and other words of similar import shall refer to this Agreement as a whole and not to any particular provision.

2.3	The word “law” or “laws” mean any present or future law and legislation and any constitution, decree, judgment, legislation, order, ordinance, statues, treaty, directive, by-law, rule or regulation.

2.4	Unless the context otherwise requires, words (including the words defined herein):-

(a)	denoting the singular number shall include the plural and vice versa; and

(b)	denoting the masculine gender shall include the female and neuter genders and vice versa.

2.5	For the purpose of calculating any period of time stipulated herein, or when an act is required to be done within a specified period after or from a specified date, the period is inclusive of and time beings to run from the date so specified.

2.6	The Recitals set forth above are incorporated herein by reference and made a part of this Agreement as if fully set forth herein.

2.7	The Schedules and Appendices to this Agreement shall be incorporated into and deemed part of this Agreement and all references to this Agreement shall include the Schedules and Appendixes to this Agreement.

2.8	The documents comprising this Agreement shall be read in the following order of precedence:

(a)	the Clauses of this Agreement;

(b)	the Schedules;

(c)	the Appendices;

and in the event of a conflict the document higher up in the order of precedence shall prevails to the extent of such inconsistency.

3.	TERM

3.1	Notwithstanding to Agreement Date, this Agreement shall commence from the date stipulated in Section 4 of the First Schedule (“Effective Date”) and remain in force for a period of one (1) year from the Effective Date unless otherwise frustrated, rescinded and/or terminated in accordance to the Clause 13 herein (“Term”) provided that the Parties shall be opened to commercial negotiations from time to time pertaining to the contents of this Agreement whereby should any such negotiation materialise, the Parties shall record such mutually agreed negotiations into written instrument which shall be supplemental to this Agreement.

4.	SERVICE

4.1	The Company desire to engage the Service Provider and the Service Provider hereby accepts such engagement, to provide certain Services related thereto as described herein or otherwise requested by the Company from time to time and described in the Statement of Work therefor, all on the terms and conditions set forth in this Agreement and such Statement of Work.

4.2	The Service Provider shall provide all Services and work product hereunder in a timely, professional, and workmanlike manner and in accordance with the terms and conditions and specification set forth in this Agreement and each Statement of Work.

4.3	The Service Provider shall facilitate to all necessary action including but not limited incorporation of a company, licensing, attend to all procedure, process, other miscellaneous matter to ensure to compliance of the laws or regulations, design, develop, create, test, deliver, install, configure, integrate, customise, and otherwise provide and make fully operational Product (as hereinafter defined) as described in each Statement of Work on a timely and professional basis in accordance with all terms, conditions, and specification set forth in this Agreement. Where the applicable Statement of Work requires or permits delivery of the Product in two or more phases, the Service Provider shall also provide the Company with integrated documentation for the aggregate Product development upon its delivery. The Service Provider shall ensure all Product complies with the specification therefor. Except to the extent expressly provided otherwise in the Statement of Work for any Product, the Service Provider shall provide all the Product development to the Company in both object code and source code form.

4.4	Prior to or concurrently with the delivery of any Product hereunder, or by such earlier date as may be specified in the Statement of Work for such Product, the Service Provider shall provide the Company with complete and accurate documentation for such Product. Where the applicable Statement of Work requires or permits delivery of Product in two or more phases, the Service Provider shall also provide the Company with integrated documentation for the aggregate Product upon its delivery.

4.5	The Developer shall provide Services and work product pursuant to Statement of Work entered into as set forth herein. No Statement of Work shall be effective unless signed by duly authorised representatives of both parties in accordance to Clause 6. Each Statement of Work shall be in the form used in the Third Schedule attached hereto, and shall include duration, deliverables, functional specification, technical specification and description of the work product.

5.	TESTING AND ACCEPTANCE AND DELIVERABLES

5.1	Subject to Clause 4 above, the Service Provider shall carry out their respective responsibilities pertaining to the Statement of Work and/or Deliverables rendered by the Service Provider in accordance with the mutually agreed acceptance test plan.

5.2	Prior to delivering and installing any Product deliverables, the Service Provider shall:

(a)	test the Product component of such Product Deliverable to confirm that it is fully operable, meets all applicable specifications, and will function in accordance with the specification and documentation when properly installed in the operating environment;

(b)	scan such work Product deliverable using the most up-to-date scanning software and definitions to confirm it is free of harmful code (if applicable);

(c)	remedy any non-conformity or harmful code identified and retest and rescan the Product deliverables; and

(d)	prepare, test, and as necessary, revise the documentation component of the Product deliverable to confirm it is complete and accurate and conforms to all requirements of this Agreement.

5.3	Upon delivery the Service Provider shall conduct user acceptance test (“UAT Test”) together with the Company which results are to be verified and acknowledged by the Company whereby in the event the end result fails to satisfy the acceptance criteria, the testing shall be repeated at reasonable intervals as required by the Company until those criteria are met.

5.4	Should the deliverables fail to conform to an acceptance test despite numerous repeated UAT Test, the Company may terminate this Agreement in accordance to Clause 13 herein in the event the acceptance test has failed more than three (3) times. The Service Provider hereby irrevocably agrees to refund all such Service Fees (as hereinafter defined) or any part thereof which has been paid to the Service Provider by the Company within fourteen (14) days from the date of termination of this Agreement.

6.	CHANGE REQUEST

6.1	The Company may during the Term of this Agreement make a change request, addition or variation to the Statement of Work or any part thereof (“Change Request”) subject to the terms in Clause 6 herein.

6.2	A Change Request can be made to the Service Provider by providing a proposal in writing setting out the details of the Change Request, the impact of such Change Request on the Parties’ respective obligations (including amendment to the Service Fees (if any)), the date and time frames specified under the Statement of Work.

6.3	Any change made pursuant to a Change Request shall be subject to sign off by representative of both Parties and shall take effect on such date as mutually agreed in writing. Nothing herein shall derogate the Parties’ rights to effect change to the Statement of Work or timelines by such other mode or method as they mutually deem suitable.

7.	SERVICE FEES AND PAYMENT

7.1	Subject to the terms and conditions set forth herein and the Service Provider’s observance and performance of its obligation contained in Clause 4 above and subject always further to the Company’s satisfaction of the Deliverables and UAT Test as prescribed in Clause 4 and 5 above, the Company shall pay to the Service Provider the sum set forth in Fourth Schedule (“Service Fees”) and all such Service Fees shall payable in accordance to the terms of payment as stipulated in Fourth Schedule thereof (“Mode of Payment”).

7.2	The Company shall reimburse the Service Provider, in accordance with the Company’s standard expenses reimbursement policy in effect from time to time for direct, documented, out-of-pocket expense incurred by the Service Provider in performing its obligation.

7.3	APPLICABLE TAXES: All taxes, duties and charges of any kind imposed on any of the Parties and/or their officers, agents, employees or representative by any competent tax authority (in Malaysia or elsewhere) in connection with the performance of work under this Agreement shall be the sole responsibility of such Party concerned.

7.4	As to the consideration for the provisions of the work Product and/or deliverables by the Service Provider, it is understood and agreed that there shall be no Malaysian Sale and Service Tax (“SST”) unless otherwise specifically stated.

8.	IMPLEMENTATION

8.1	The Services and/or Statement of Work may be rendered by the Service Provider at the site or off-site as the conditions required such.

8.2	The Parties acknowledge that the cooperation of both Parties is integral to the successful and smooth performance of the Statement of Work and accordingly each Party shall cooperate with one another and use its reasonable endeavours to minimise any delay to its respective obligations. In the event that any delay(s) are directly or indirectly caused by the actions or omissions of either Party, subject to any extension granted by the Company to the Service Provider, the period for completion of this Agreement shall be extended accordingly without prejudice to any other rights that either Party may have under this Agreement.

9.	INDIVIDUAL CONTRACTOR STATUS

9.1	The Service Provider shall act as independent contractor and no Party shall act as agent for or partner of any of the other Party for any purpose whatsoever, and the employees of one Party shall not be deemed the employees of any of the other Party. No Party shall enter into any agreement with any third party on the other Party’s behalf.

9.2	Each Party shall remain responsible, for the withholding and payment of all taxes, payroll levies, statutory deductions and contributions or such other employee benefit requirement now existing of hereafter enacted and attributable to their respective employees and agents.

10.	LAWS AND REGULATIONS

10.1	The Parties agree to comply with all laws (and changes in such laws) and legal requirements applicable to them in connection with this Agreement and subject to the terms herein, shall cooperate to implement any necessary modification to the Agreement, prior to the deadline imposed by the regulatory or other governmental body having jurisdiction for such requirement or change, if any.

10.2	Neither Party shall take any action in violation of any applicable laws and legal requirement that could result in liability being imposed on the other Party.

11.	REPRESENTATION AND WARRANTIES

11.1	Each Party represents and warrants to the other party that:

(a)	it is duly organised, validly existing and in good standing as a corporation or other entity as represented hereunder under the laws of its jurisdiction of incorporation or organisation;

(b)	it has the full right, power and authority to enter into this Agreement;

(c)	the execution of this Agreement by its representative whose signature is set forth at the end hereof has been duly authorised by all necessary corporate action of the Party; and

(d)	when executed and delivered by both Parties, this Agreement will constitute the legal, valid, and binding obligation of such Party, enforceable against such Party in accordance with its terms.

11.2	The Service Provider further represents and warrants to the Company that:

(a)	it will perform all Statement of Work in a professional and workmanlike manner in accordance with industry standards and practices for similar services, using personal with the requisite skill, experience, and qualifications and shall devote adequate resources to meet its obligations under this Agreement; and

(b)	it is in compliance with and will perform all Services in compliance with all applicable laws.

12.	CUSTOMISATION SERVICE LEVELS

12.1	The Service Provider shall be responsible for the ongoing update and customisation of the work Product and/or deliverable and/or solution provided under this Agreement for the entire term of the Agreement.

12.2	In the event that the work product and/or Statement of Work does not perform as required and/or as agreed for the duration of this Agreement, such failure will be notified as per Clause 19 by the Company to the Service Provider and shall be remedied by the Service Provider within one (1) working day upon receipt of the notice.

12.3	If the Service Provider fails to meet the service level, the following procedures shall be followed:-

(a)	the Company shall promptly notify the Service Provider in writing of the service level breach; and

(b)	the Service Provider shall acknowledge the notification and initiate actions to address and resolve the issue.

13.	TERMINATION

13.1	Without prejudice to any other rights that the Parties may have under this Agreement or at law, either Party may terminate this Agreement immediately by notice in writing upon occurrence of any of the following events:

(a)	where the Party is in breach of this Agreement which is incapable of being remedied or where the breach is capable of being remedied and the breaching Party fails to remedy a breach of this Agreement of which is has received at least thirty (30) days prior written notice to remedy. Such breach includes but is not limited to where:

(i)	a Party materially breaches any of its obligations, warranties, representations or undertakings as set forth in this Agreement; or

(ii)	a Party unreasonably delays the performance of its obligations; or

(iii)	a Party’s action or inaction goes against the purpose and objectives of this Agreement.

(b)	where the other Party:

(i)	becomes or threatens to become or is in jeopardy of becoming subject to any form of insolvency administrations; or

(ii)	ceases or threatens to cease conducting its business and in the case of the Service Provider where it ceases to operate as a provider of the Statement of Work; or

(iii)	convenes any meeting of its creditors; or

(iv)	passes a resolution or suffers a petition for winding up; or

(v)	has liquidator or receiver appointed over the whole or any part of its assets; or

(vi)	takes similar actions under laws of any jurisdiction for the general benefit of creditors of an insolvent or financially troubled subsidiary or parent company.

(c)	by mutual agreement of both Parties.

13.2	In addition, and without prejudice to any other provisions herein and this Agreement shall be terminated immediately without liability to either Party if:

(a)	such termination is necessitated by law or by any order or directive from any lawful, regulatory, governmental or statutory authority having jurisdiction over the matters herein; or

(b)	such aforementioned directive or regulation expressly prohibits either Party from performing its obligations under this Agreement.

14.	NON-DISCLOSURE OF CONFIDENTIAL INFORMATION

14.1	The Parties shall use any confidential information revealed during the course of the Services, solely for the purpose of the Services. The Parties shall use its best effort to keep the confidential information in confidence and shall not disclose any of the confidential information to its representatives who on a need-to-know basis of such information and who agree to keep such information in confidence.

14.2	This Non-Disclosure of Confidential Information clause shall not apply to confidential information, which is or becomes publicly available, other than as a result of a breach of this provision or becomes lawfully available to both parties from third party free from any confidentiality restrictions.

14.3	Notwithstanding anything to the contrary herein, in the event that either party terminates, where the Party may be required by law or by regulatory authority to, amongst others, disclose to the relevant authorities and the new service provider proposed to be appointed by the other Party to replace, if any, the termination together with the reason thereto, the Party may be require to make available all information relating to the incoming advisor, the Party shall agree to the extent practicable to do so, to provide prior written notification to the other Party of such disclosure.

14.4	The obligation contained in this Clause shall survive the termination of this Agreement for a period of two (2) years following the date of termination of this Agreement.

15.	INDEMNITY

15.1	The Service Provider hereby irrevocably and unconditionally indemnified the Company in full and shall keep indemnified the Company from and against all losses, costs, liabilities, claims, charges, actions, proceedings, damages, prosecution, expenses and demands which the other party may suffer or incur in any jurisdiction, and which in any case are directly occasioned by and arise from the provision of the Services to the Company or in any way attributable to the provision of the Services by the Service Provider to the Company pursuant to this Agreement, including but not limited to, any action or proceedings taken by any governmental authority and any action, claims, demands or proceedings made by any third party for an infringement or violation of its intellectual property rights in the design and formulation of Deliverable in connection with the purpose originally stated.

15.2	The Company hereby irrevocably and unconditionally indemnifies the Service Provider in full and shall keep indemnified the Service Provider from and against all losses, liabilities, costs, claims, charges, actions, proceedings, damages, prosecution, expenses and demands which the other party may suffer or incur in any jurisdiction, and which in any case are directly occasioned by and arise from or in any way attributable to the breach of any provisions in this Agreement.

16.	LIABILITY

16.1	Nothing in this Agreement excludes or limits the liability of either Party in respect of:-

(a)	death or personal injury caused by its negligence (including negligence by officers, agents, employees, representatives or contractors of the Parties); and

(b)	liability which may not otherwise be limited or excluded under the applicable laws.

16.2	Subject to Clause 11 above and other than as expressly provided in this Agreement, in no event will either Party be liable to the other for:-

(a)	any economic losses (including without limitation, loss of profit, loss of contracts, business or anticipated savings); and/or

(b)	indirect or consequential damages whether arising from negligence, breach of this Agreement, or howsoever; and/or

(c)	loss of goodwill or reputations; and/or

(d)	wasted management or staff time, suffered or incurred by a Party arising out of or in connection with this Agreement, whether or not such losses were within the contemplation of the Parties at the date of this Agreement.

16.3	The Parties acknowledge and agree that in the event of a breach of the Agreement by either Party, the non-defaulting Party shall use its best endeavour to do all things as may reasonably be necessary to mitigate any losses that it may suffer pertaining to such breach.

17.	FORCE MAJEURE

17.1	Neither Party shall be deemed to be in breach of this Agreement, or otherwise be liable to the other, by reasons of any delay in performance, or the non-performance, of any of its obligation hereunder, to the extent that the delay or non-performance is due to event of Force Majeure of which it has notified the other, and the time for performance of that obligation shall be extended accordingly. For the purpose herein, Force Majeure shall mean any act, event or circumstance relied on by either Party hereto over which that affected Party could not have reasonably exercised control, including but not limited to acts of God, acts of government or other authorities, fires, lockouts, riots, wars, pandemics, epidemics, inclement weather, earthquakes and other natural disasters.

17.2	If the performance by any Party of any of its obligation under this Agreement is affected by an event of Force Majeure for a continuous period in excess of fourteen (14) days, the Parties hereto shall enter into bona fide discussion with a view to alleviating the effect or to agreeing upon such alternative arrangement or workaround as may be fair and reasonable and/or either Party shall have the right to terminate the Agreement with immediate effect by notice to the other Party.

18.	GOVERNING LAW AND JURISDCTION

18.1	This Agreement shall be governed by and construed and enforced in accordance with the laws of Malaysia.

18.2	Any dispute, controversy or claim arising out of or in relation to this Agreement including any breach of any terms of this Agreement shall be resolved, insofar as it is possible, by mutual consultation between the Parties.

18.3	In the event that no settlement is capable to be reached by the Parties, the dispute shall be resolved by the court of Malaysia.

19.	NOTICES

19.1	Unless expressly stated herein, any notice or communication to be given under this Agreement shall be in writing and be in the English Language and may be given or sent:-

(a)	by hand;

(b)	by international courier;

(c)	by email,

to the Parties at the addressed in Section 2 and Section 3 of the First Schedule.

19.2	All notice and communication by one Party to the other Party shall be deemed to have been received by the other Party and be effective as follows:-

(a)	if by hand, upon written acknowledgement of receipt by a duly authorised officer, employee, agent or representative of the receiving Party;

(b)	if by international courier, five (5) days after notice is posted; and

(c)	if by email, upon sending provided that there is no return email notifying failure of delivery.

20.	NO ASSIGNMENT

20.1	The rights and obligations of the Parties under this Agreement shall not be assigned, transferred, charged or otherwise dealt with, and neither Parties shall attempt or purport to do so, without the prior written consent of the other Party.

21.	SEVERABILITY

21.1	Each provision of this Agreement is severable from the other. If at any time, any provisions hereof is or become illegal, invalid or unenforceable in any respect, the remaining provisions hereof shall in no way be affected or impaired thereby.

22.	WAIVER

22.1	No right of the Parties under this Agreement shall be deemed to be waived except by notice in writing signed by the Party granting the waiver and the waiver of any right shall not prejudice the rights of the Party in respect of any subsequent breach of the Agreement.

23.	VARIATION

23.1	The Parties may vary any of the provisions of this Agreement subject to the written agreement of both Parties.

24.	CUMULATIVE RIGHTS

24.1	The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law or in equity.

25.	TIME OF THE ESSENCE

25.1	Time is of the essence in the performance of this Agreement.

26.	RELATIONSHIP OF PARTIES

26.1	Nothing in this Agreement shall create or be deemed or construed to create a partnership or joint venture or the relationship of principal and agent between the Parties.

27.	ENTIRE AGREEMENT

27.1	This Agreement together with the Schedule and Appendices annexed herein contains the entire agreement between the Parties with respect to the subject matter of this Agreement and supersedes any prior written or oral agreement between the Parties relating thereto.

28.	COUNTERPART

28.1	This Agreement may be executed by facsimile, pdf, digital signature, electronic signature and in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF the Parties hereby agrees to the terms and conditions set forth in this Agreement, including the Schedule and Appendix hereof and have hereunto set their hands and/or by electronic signatures in accordance with the respective local digital signature regulations on the day and year herein before mentioned.

Signed for and on behalf of
TREASURE GLOBAL INC
[Company Registration No.: 7908921]
by its legal representative
in the presence of :-

/s/ CARLSON THOW
Witness	Signatory

Name:	Name: CARLSON THOW

N.R.I.C. No.:	Designation: CEO

Signed for and on behalf of
MYVIKO HOLDING SDN BHD
[Company Registration No.:
201801046639 (1308671-T)]
by its director in the presence of:-

/s/ LEE YONG FEI
Witness	Signatory

Name:	Name: LEE YONG FEI

N.R.I.C. No.:	N.R.I.C. No.: 760122-14-5403

Designation: Director

FIRST SCHEDULE

(which is to be taken read and construed as an integral part of this Agreement)

SECTION	DESCRIPTION	PARTICULARS
1	Agreement Date	10th November 2025

		Company Name	:	TREASURE GLOBAL INC

		Company Registration No.	:	7908921

2	The Company	Business Address	:	276 5TH Avenue Suite 704, #739 New York, NY 10001

		Contact No.	:

		Email Address	:	sam.teo@treasureglobal.org

		Authorized Representative	:	Sam Teo

		Company Name	:	MYVIKO HOLDING SDN BHD

		Company Registration No.	:	201801046639 (1308671-T)

3	3 The Service Provider	Business Address	:	F-2-43, Blok F, Taipan Damansara 2, Jalan PJU 1A/3, Ara Damansara, 47301 Petaling Jaya, Selangor
		Contact No.	:

		Email Address	:

		Authorized Representative	:	Lee Yong Fei

4	Effective Date	10th November 2025

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SECOND SCHEDULE

(which is to be taken read and construed as an integral part of this Agreement)

GLOSSARY OF TERMS

Acceptance Test	means such test as may be conducted in accordance with Clause 5 and the applicable Statement of Work to determine whether any Product deliverable meets the requirement of this Agreement and Specification.
Aggregate Product	means the complete suite of software system, technologies infrastructure and operational components developed, implemented or delivery by the Service Provider or otherwise provided under a particular Statement of Work
Agreement	has the meaning set forth in the preamble
Business Day	means a calendar day not being Saturday, Sunday and/or public holiday whereby the licensed bank under Financial Service Act 2013 is opened for general banking business in Selangor, Malaysia, in the State of New York or any city in which the Party is located are authorised or obligated by law or executive order to be closed.
Change Request	has the meaning ascribed to it in Clause 6
Confidential Information	refers to all information and data which is communicated or released to one party (“Disclosing Party”) to the other Party (“Receiving Party”) comprising of but not limited to identifiable methodology, know-how, experience, databases, flow charts, reports, software, codes, tables or other material produced in relation to this Agreement or otherwise (including the negotiations leading to it) and any other information of whatever kind (whether commercial, technical, financial, operational or otherwise, whether communicated verbally, in writing or in any other form and whether or not expressly stated to be confidential) relating to the Disclosing Party including, but not limited to, its business, products, supplier, customers, and in the case of the Company, includes all Company’s data;
Statement of Work	means any statement of work entered into by the Parties and exhibit in Third Schedule.
Term	has the meaning ascribed to it in Clause 3.1
Work Product	means all work, deliverables, materials, develop, or delivered by the Service Provider under this Agreement

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THIRD SCHEDULE

(which is to be taken read and construed as an integral part of this Agreement)

STATEMENT OF WORK AND SPECIFICATION

1. GENERAL INFORMATION

Name of Product	:	Digital Currency Wallet and Exchange Platform

Object of Product	:	(1)	establishing the Company’s operational and licensing foundation as Virtual Asset Service Provider (VASP);

		(2)	engineering a multi-platform wallet system;

		(3)	implementing a VISA card and liquidity management module;

		(4)	Deploying a secure cloud infrastructure with 99.9% uptime, automated backup and penetration-tested cybersecurity framework;

		(5)	Provide stable & reliable operation, support high concurrency;

		(6)	High extensions and good standardisation, to meet the technical requirement of trade matching;

		(7)	Provide complete know-how files, demand feature analysis, system design, platform operation

Project Effective Date	:	10th November 2025

Completion	:	One (1) year from the Effective Date

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2. STATEMENT OF WORK

PHASE 1 – DIGITAL CRYPTO WALLET ECOSYSTEM
DURATION	1-3 months
PRODUCT	DESCRIPTION / SPECIFICATION	DELIVERABLES
Formation of the Company and Licenses	(1) (2) (3) (4) (5)

Incorporate and register an overseas entity.

Apply for a Virtual Asset Service Provider (VASP) license (wallet

+ exchange + payment functions).

Prepare all compliance documentation: AML/CFT policy, KYC framework, risk management, IT security manuals, financial projection.

Liaise with legal advisors and regulators until license approval. Guarantee license issuance under agreed conditions.

		(1) (2) (3)	Certificate of Incorporation; VASP License; and Compliance Binder.
System Architecture and Planning	(1) (2) (3)

Define architecture, database schema, API framework and security layers.

Map blockchain integration.

Produce technical specifications and set parallel pipelines (fronted, backend, blockchain, QA DevOps)

		(1) (2) (3)	Architecture Diagram UI Design Technical Documentation
UX/UI Design (Figma Prototype)	(1) (2) (3)

Design user flows for onboarding, KYC, wallet dashboard, trading, conversion, notifications and support.

Build interactive Figma prototype for client approval before coding.

Integrate branding and component libraries for consistent build.

		(1) (2) (3)	Figma Master File Clickable Prototype Design-to-Code Guide

Frontend Development (User Interface & Experience Layer)

(1)       Multi-Platform Framework (iOS, Android, Web).

(2)       Dynamic Dashboard with real-time crypto prices & portfolio analytics.

(3)       Deposit/withdrawal/conversion flows with validation.

(4)       Gamified UX (referral system, rewards, progress tracker).

(5)       Notification Center (push/in-app/email).

(6)       Multilingual support (English, Mandarin, Arabic).

(7)       Offline mode with cached history.

(8)       AI chatbot & support ticket system.

(9)       Lottie animations and motion design.

(10)       Biometric and face login and verification.

(11)       2FA authentication

		(1) (2)	Automated UI tests (> 200 screens), cross-device validation (iOS/Android/Huawei).
Backend Development (Core System & Administration)

(1)       User & Account Management.

(2)       Financial Engine (ledger reconciliation, multi-currency accounts, auto batching).

(3)       Trading & Liquidity Module (token swap, price-feed API, spread control).

(4)       Transaction monitoring and fraud detection.

(5)       Blockchain integration (BTC, ETH, BSC, TRON nodes).

(6)       KYC/AML Compliance engine (3rd-party API + risk rating).

(7)       Admin Portal (user control, reporting, system health).

(8)       Notification & Queue Service.

(9)       Security.

(10)     API Gateway.

(11)     Monitoring.

(12)     Maintenance Automation (cron jobs, backups, reports).

		(1) (2)	Cloud RDS, auto-scaling and load balancing.
Testing, Optimization & Deployment	(1) Full functional, load, and security testing. (2) Mobile performance tuning and cross-network optimization. (3) App-store submission (Apple, Google, Huawei) and production go- live.

Testing, Sandbox, UAT & Post-Launch Support

(1)       Environments: Sandbox / UAT / Production with separate data and APIs.

(2)       Run unit, integration, regression, and penetration tests in Sandbox.

(3)       Provide client UAT access for acceptance sign-off.

(4)       Conduct stress & load tests; perform final release hardening and zero-downtime deployment.

			(1) (2) (3) (4)	Test Reports UAT Sign-off Deployment Checklist Support Schedule
	Post-Launch Support: 90-day maintenance, bug fixes, server monitoring, security patches, weekly health reports, 24 / 7 incident response (first month).
Liquidity Conversion Engine	(1) (2) (3) (4)	Real-time USDT→USD conversion with rate monitoring and treasury reconciliation. Integration with licensed settlement partner. Daily reconciliation and audit logging. Auto-freeze for flagged accounts.	(1) (2) (3) (4) (5) (6) (7)	Liquidity Engine Card Module (User + Admin) VISA API Integration Treasury Dashboard Compliance Docs Testing Reports Go-Live Monitoring
VISA Card Application & Management Module	(1) (2) (3)

User application flow (post-KYC), status tracking, card loading, balance view, transaction history.

Admin dashboard for issuance, monitoring, and limit control. Integration with VISA issuer sandbox and production APIs.

Compliance & Security	(1) (2) (3)	VISA Ready + PCI DSS Level 1 alignment. AES-256/TLS 1.3 encryption, tokenized card data, transaction risk scoring, blacklist filter. Independent penetration testing and vulnerability assessment.
Testing & Integration Workflow	(1) (2) (3)	Sandbox integration with VISA issuer for API validation. UAT transaction simulation before production go-live. Post-go-live monitoring with automated alerts for reconciliation issues.
Infrastructure,	(1)	Multi-tenant architecture with 99.9 % uptime.
Cybersecurity &	(2)	Cold/Hot wallet segregation and AES-256 encryption.
Scalability	(3)	Auto-backup and disaster recovery setup.
	(4)	Prepared for Phase 2 (staking, bond, token issuance).

Professional Consultation & Project Management

(1)       Strategic advisory on regulation and market readiness.

(2)       Weekly progress reviews and milestone tracking.

(3)       Coordination with banks, KYC vendors, third parties.

(4)       Dedicated Project Director supervising all departments.

Support & Maintenance (Optional)

(1)       Corrective Maintenance

(2)       Preventive Maintenance

(3)       Security and Compliance Maintenance

(4)       Monitoring & Reporting

(5)       Database and Backup Management

(6)       Infrastructure and Server Maintenance

(7)       User Support & Technical Assistance

(8)       Duration: 12 Months (from Project Acceptance Date)

(9)       10% of the Project Cost upon Project live

PHASE 2 – STAKING AND REFERRAL PROGRAM
DURATION	4-6 months
PRODUCT	DESCRIPTION / SPECIFICATION	DELIVERABLES
System Architecture & Planning

(1)       Expand existing backend structure from Phase 1 to include

staking, commission, and reward modules.

(2)       Define new database schemas for:

(a)       Stake Pool Management

(b)       Reward Ledger

(c)       Referral Mapping (L1/L2 trees)

(d)       Reward Distribution Logs

(3)       Update API gateway documentation to include endpoints for staking, reward calculation, and referral claims.

(1) Architecture Diagram (2) Database Schema (3) API & Reward (4) Risk & Compliance Mapping

(4) Security and compliance planning — ensure AML/KYT policies apply before any commission or staking reward distribution
UX/UI Enhancement & Figma Design

(1)       Add Staking Dashboard to wallet app (display APY, lock duration, current reward, stake/unstake functions).

(2)       Add Referral Dashboard (invite code, earnings, transaction history, performance tracking).

(3)       Revise user flows to support “Stake Now”, “Claim Rewards”, “Withdraw”, “Invite Friends”.

(4)       Create admin-side mockups for monitoring and analytics.

(1) Updated Figma Design (2) Interactive Prototype (3) Admin Dashboard Wireframe
Frontend Development (User & Admin Interface)

(1)       Staking dashboard UI (real-time APY display, reward status, staking summary).

(2)       Referral dashboard UI (tree view, commission stats, leaderboard).

(3)       Transaction overview for staking & referral rewards.

(4)       In-app notifications (reward issued, stake matured, referral bonus received).

(5)       Integration with backend APIs for stake/unstake actions, claim rewards, and view commission.

Testing: • Cross-platform validation (iOS, Android, Web). • Component-based testing for new UI modules.
Backend Development (Core Logic & Engine)

(1)       Staking Engine:

(a) Create stake pool configuration (token type, lock period, APY).

(b) Reward distribution engine (daily accrual, compound or fixed APY options).

(c) Early withdrawal penalty and treasury reconciliation logic.

(1) Staking Engine (2) Referral Engine (3) Reward Ledger System (4) Admin APIs (5) Integration Docs
(2) Referral Engine: (a) Multi-level structure (L1, L2) with configurable commission %. (b) Trigger-based commission issuance upon user activity (stake or transaction).

		(c) Reward validation and anti-fraud checks.
	(3)	Reward Ledger System: (a) Ledger entry for every reward issued. (b) Scheduled batch payout processor. (c) Reward summary API for user and admin dashboard.
	(4)	APIs & Admin Controls: (a) Create/Update staking pools. (b) Define referral commission structure. (c) Real-time reporting endpoints.
Testing,	(1)	Unit, integration, and load testing on staking/reward flows.	(1)	Testing Reports
Optimization &	(2)	Security audits on smart contract or off-chain staking modules.	(2)	Security Audit
Deployment	(3)	Sandbox → UAT → Production deployment.	(3)	Deployment Schedule
	(4)	System health monitoring.	(4)	UAT Sign-off

PHASE 3 – TOKEN UTILITY
DURATION	7-9 months
PRODUCT	DESCRIPTION / SPECIFICATION	DELIVERABLES
Token Architecture & Smart Contract Development

(1)       Develop and deploy Company Coin (ERC-20/BEP-20 standard)

smart contracts.

(2)       Define total supply, allocation, and vesting structure (Team, Treasury, Marketing, Public Sale).

(3)       Integrate with Phase 1 backend for transaction management and ledger synchronization.

(4)       Build vesting and lockup smart contracts (timed release for team/advisor allocations).

(1) Token Smart Contract (2) Vesting Contract (3) Supply Allocation Table (4) Deployment Script (5) Audit Report

		(5)	Implement on-chain burn/mint capabilities with secure multi- signature access
Token Utility		(1)	Allow users to pay transaction fees, withdrawal fees, and VISA	(1)	OXI Coin Utility Module
Integration			card issuance/top-up fees using OXI Coin.	(2)	Fee-Engine Update
(Wallet		(2)	Provide discount tiers (e.g., 5%, 10%, 15%) for users who use OXI	(3)	Discount Rule Engine
Ecosystem)			Coin to pay platform fees.	(4)	API Integration Documentation
		(3)	Integrate OXI Coin as a reward currency option for staking (Phase 2
			linkage).
		(4)	Display real-time OXI Coin balance, price, and usage summary in the
			user dashboard.
		(5)	Admin-side controls for defining fee discounts and coin utility limits.
Frontend		(1)	Add “OXI Coin Wallet” tab in the app to show coin balance, price,	(1)	Updated Figma UI
Development			transaction history, and fee savings.	(2)	Frontend Integration
(Wallet & Admin		(2)	Add fee toggle option (“Pay with USDT” or “Pay with OXI Coin”) in	(3)	Admin Analytics Dashboard
Interface)			transaction flow.	(4)	Testing & QA Report
		(3)	Update VISA card page to show fee discount when paying in OXI
			Coin.
		(4)	Admin dashboard for token metrics (holders, volume, fee utilization).
		(5)	User notification center for reward/fee transactions in OXI Coin.
Backend		(1)	Build Token Gateway Service for reading/writing blockchain events	(1)	Token Gateway API
Development			into wallet ledger.	(2)	Dual-Fee Settlement System
(Core Token &		(2)	Integrate with existing Financial Engine to allow dual-currency fee	(3)	Discount Engine
Fee	Engine		settlement (USDT / OXI).	(4)	Admin APIs
Integration)		(3)	Add Discount Engine (based on token balance or staking volume).	(5)	Integration Docs
		(4)	Develop admin APIs for token settings (fee ratios, discounts,
			thresholds).
		(5)	Integrate with VISA module to recognize OXI Coin payments for card
			fees.

Token Sale & Liquidity Setup

(1)       Build Whitelist & KYC system for early investors.

(2)       Set up token sale stages (private/public).

(3)       Integrate wallet purchase (USDT → OXI Coin).

(4)       Deploy liquidity pool on DEX (PancakeSwap/Uniswap) with AMM configuration.

(5)       Implement basic anti-bot and anti-whale measures (purchase limits, rate throttling).

(6)       Set up liquidity lock contract for transparency.

(1) Token Sale Platform (2) DEX Pool Setup (3) Whitelist/KYC Module (4) Liquidity Lock Contract
Testing, Security & Audit

(1)       Smart contract auditing (internal + external audit).

(2)       Security checks on token mint/burn/transfer logic.

(3)       Test all API integrations and fee-discount calculations.

(4)       UAT for token purchase and wallet transactions.

(1) Audit Report (2) Testing Checklist (3) UAT Sign-off

PHASE 4 – DIGITAL BOND & MERCHANT FINANCING MODULE
DURATION	10-12 months
PRODUCT	DESCRIPTION / SPECIFICATION	DELIVERABLES
System Architecture & Planning

(1)       Extend the Phase 1 backend and database to support bond issuance, merchant onboarding, and interest distribution workflows.

(2)       Design dedicated modules for:

a.       Merchant KYC/KYB verification

b.       Bond product management (term, tenor, coupon, cap table)

c.       Investor subscription & holdings ledger

d.       Coupon scheduler and auto payout engine

(1) Architecture Diagram (2) Database Schema (3) Workflow Process Map (4) Compliance Checklist

(3) Establish workflow automation for bond approval, issuance, and compliance monitoring. (4) Define audit trail and data retention policies for regulators.
Backend Development (Core Logic & Financial Engine)

(1)       Merchant Onboarding Engine:

a.       Digital form submission with KYC/KYB upload and status tracking.

b.       Integration with third-party compliance APIs (AML/CFT screening, company registry validation).

c.       Approval workflow (Admin → Compliance Manager → System Activation).

		(1) (2) (3) (4) (5) (6)	Merchant Onboarding Engine Bond Module Coupon Scheduler Payout System Admin APIs Integration Docs

(2)       Bond Issuance Module:

a.       Create bond products (name, symbol, tenor, coupon rate, subscription limit).

b.       Lock funds during subscription; auto refund if cap not met.

c.       Record bond ownership and generate digital certificates for investors.

(3)       Interest Payment & Payout Engine:

a.       Schedule coupons (weekly/monthly/quarterly).

b.       Auto payout via USDT wallet or OXI Coin (optional).

c.       Generate statements and send email / in-app notifications.

(4) Secondary Transfer (optional): Allow transfer of bond units between users based on platform approval or OTC listing.

(5)       Admin API & Ledger Sync:

a.       Bond setup, approval, coupon management, payout controls.

b.       Connect with Phase 1 Financial Ledger for interest tracking and merchant accounting.

c.

Tech Stack: .NET 6 (Web App + REST API) | Cloud RDS | Redis Cache

Frontend Development (User & Admin Interfaces)

(1)       Investor Portal:

a. “Bond Marketplace” tab showing active offers (issuer name, tenor, APY, min investment).

b. Subscription workflow (KYC check → purchase → confirmation → digital certificate).

c. Holdings Dashboard (showing coupons due, maturity, and interest earned).

(2)       Merchant Portal:

a. Bond creation interface with document upload, coupon schedule, funding target.

b. Subscription status and capital raised tracking.

c.  Compliance status and admin communication panel.

(3)       Admin Dashboard:

a. Merchant approval workflow.

b. Bond listing management and status controls.

c. Coupon disbursement logs and financial reports.

(1) Updated Figma Prototype (2) User & Merchant Dashboards (3) Admin Controls (4) QA Test Cases
Optional Hybrid Deployment

(1)       ERC-1400 / ERC-3475 compliant bond contracts (whitelist-based transfer).

(2)       Mint digital bond tokens representing subscription units.

(3)       Allow view-only on-chain records for regulators and auditors.

(1) Smart Contract Code (2) Audit Report (3) On-chain Verification Docs
Testing, Security & Compliance

(1)       Comprehensive functional / load testing for bond creation and payout modules.

(2)       Penetration testing on merchant dashboards and financial transactions.

(3)       Validate interest calculation logic and ledger sync accuracy.

(4)       Compliance testing (KYC, AML, data protection).

(1) Testing Reports (2) Pen-Test Report (3) Compliance Checklist (4) UAT Sign-off

FOURTH SCHEDULE

(which is to be taken read and construed as an integral part of this Agreement)

SERVICE FEES AND PAYMENT

1.	Service Fees

1.1	In consideration of the performance of the Service Provider of its obligation and the provisions of the Statement of Work pursuant to this Agreement, unless otherwise agreed by the Parties in writing, the Company shall pay to the Service Provider the sum of United States Dollar Five Million (US$5,000,000.00) and terms of payment in the following manner:

Milestone	Description	Amount
1	Phase 1 DIGITAL CRYPTO WALLET ECOSYSTEM	United States Dollar Two Million Five Hundred Thousand (US$2,500,000.00) only
2	Phase 2 STAKING AND REFERRAL PROGRAM	United States Dollar One Million (US$1,000,000.00) only
3	Phase 3 TOKEN UTILITY	United States Dollar Seven Hundred Thousand (US$700,000.00) only
4	Phase 4 DIGITAL BOND & MERCHANT FINANCING MODULE	United States Dollar Eight Hundred Thousand (US$800,000.00) only

2.	Mode of Payment

2.1	Upon Effective Date of this Agreement, the Company shall pay to the Service Provider the Services Fees for the first and second milestones, amounting in aggregate to United States Dollar Three Million Five Hundred Thousand (US$3,500,000.00) in the following manner:

(a)	United States Dollar One Hundred Thousand (US$100,000.00) or such other lawful currency (as the case may be) as the Parties may be mutually agreed and such Service Fees shall be payable to the Service Provider within seven (7) business days from the Effective Date by way of cash or wire transfer in immediately available funds to the bank designated in writing by the Service Provider; and

(b)	by way of issuance and allotment of the Company’s common stock having an equivalent value of United States Dollar Three Million Four Hundred Thousand (US$3,400,000.00) with five (5) business days from the Effective Date.

2.2	The issuance price per share of the Company’s common stock issued pursuant to this Agreement shall be determined as follows:

(a)	for the issuance corresponding to the first and second milestones, the issuance price shall be determined at United States Dollar One and Ten Cents (US $1.10) per share; and

(b)	for the subsequent milestones, the issuance price shall be determined based on the closing price of the Company’s common stock on the trading day immediately preceding the date of issuance.

2.3	Both Parties agrees that the Company’s common stock shall be issued on a restricted stock basis for a period of six (6) months from the date of issuance which is subjected to compliance with Rule 144 of the U.S. Securities Act of 1933.

2.4	Certificate representing the Company’s common stock shall bear a restrictive legend as required by applicable securities laws as stated in Para 2.3 above. The Service Provider acknowledges and agrees that during the restricted period of six (6) months, the Service Provider shall not sell, transfer, pledge or otherwise dispose of the Company’s common stock except in compliance with Rule 144 of the U.S Securities of 1933. Any transfer or disposition shall be subject to prior notice to the Company.

2.5	Without derogation from Clause 2.2 above, upon completion of each milestone, the Company shall make payment to the Service Provider in accordance with the payment schedule set out in Para 1.1 above. The Company shall have the sole and absolute discretion to satisfy each milestone payment, in whole or in part, either in cash and/or by issuing and allotting its common stock in accordance with Clause 2.2 above. Any issuance and allotment of such common stock shall constitute full and final satisfaction of the Company’s payment obligation for the relevant milestone.

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